Exhibit 4.28

“A”

Letter of Subordination and Additional Undertakings –

For signature by the shareholders and controlling shareholders

To:	Date: January 14, 2016
Bank Leumi of Israel Ltd.

Whereas	Bank Leumi Le’Israel Ltd. (the “Bank”) has provided or agrees to allocate to BOS-[Dimex/Odem] Ltd. (the “Company”), from time to time, as the Bank sees fit, credit and/or other bank services in amounts and under the terms agreed upon or that will be agreed upon by the Bank and the Company; and

Whereas	The Bank has received and/or will receive from the Company various undertakings and guarantees towards the Bank or for its benefit; and

Whereas	As one of the conditions for providing the credit and/or other bank services as stated, the Bank has requested that we sign this document, and we have agreed to the same;

Therefore, we the undersigned, shareholders and/or controlling shareholders of the Company, all jointly and each of us severally, hereby declare and undertake towards you, in our name and on behalf of companies under our control and our family members, as follows:

For the purpose of this document, the following terms will have the meanings beside them:

“Corporations Under Our Control” – any company or other corporation under our control or the control of any of us.

“Control, “Relative” – as defined in the Securities Law, 5728-1968, as in force from time to time.

1.	We, Corporations Under Our Control, and our Relatives, will not demand, receive, collect, issue, directly or indirectly or in any other manner or form, any amount from or on account of capital deeds that the Company has issued and/or will issue for us and/or for the benefit of any of us and/or from or on account of loans provided and/or that will be provided to the Company, including payments of principal, interest, fees and expenses (all of the aforesaid amounts are hereinafter: the “Loans”).

Additionally, we undertake that we, Corporations Under Our Control, and our Relatives will not request, receive, collect or issue from the Company (from its profits, capital or any other source), directly or indirectly, in any manner or form, dividend (as defined in the Companies Law, 5759-1999, as amended from time to time), interest, management fees, indemnification fees, compensation, consulting fees or any amounts of cash or cash equivalents (the aforesaid amounts are hereinafter: “Dividends”) and will not demand or request from the Company an undertaking to provide Dividends as stated.

Without derogating from the generality of the above, it is hereby clarified, for the avoidance of doubt alone, that within our undertaking as stated above, we, Corporations Under Our Control, and our Relatives, will not receive any credit and/or any assistance in the receipt of credit and/or guarantees in our favor from the Company, without the Bank’s prior written consent.

Additionally, we will not provide another/others, directly or indirectly, all or any part of our rights, existing or future, towards the Company for the Dividends and/or Loans, without the Bank’s prior written consent.

Notwithstanding the above, as long as B.O.S. Better Online Solutions Ltd., the controlling shareholder of the Company (the “Parent Company”) is a reporting corporation as defined in the Companies Law, 5759-1999, and as long as no event occurs that grants the Bank the right to call debts of the Company towards it for immediate repayment, the Company may distribute Dividends and/or repay the Loans and/or provide loans to the Parent Company, subject to the provisions of the Companies Law and the law, in an aggregate amount (of Dividends in addition to payment and/or receipt of Loans) that does not exceed, in any calendar year, the amount appearing on the table below on the line for the same year, provided that the funds that the shareholders receive in accordance with this Section is used by the Parent Company to cover up to 50% of the expenses actually paid (cash flow) by the Parent Company in the same calendar year alone, as they appear in the annual audited and quarterly financial statements of the Parent Company, which are presented to the Bank upon their publication each quarter, with respect to the previous quarter, in addition to approval from the auditor or reviewer (as applicable) regarding the amount of the aforesaid expenses.

The following are the excluded amounts (in USD thousands):

Year	Amount
2016	256.0
2017	256.0
2018	256.0

2.	Without derogating from the above, in the event that we or any of us, and/or Corporations Under Our Control and/or our Relatives and/or others as stated above, receives from the Company any amount on account of or in connection with the Loans or Dividends, we will provide the Bank with any such amount immediately upon its receipt by any of us as stated. The Bank may charge, as it sees fit, any amount that it receives as stated for clearance on account of the amounts owed and/or that will be owed to the Bank from the Company in any manner.

3.	We undertake to provide you with an undertaking of the Company to act in accordance with our undertaking towards you, as set forth in this document, in the version attached and marked “B.”

4.	The records of the Bank and its accounts will be used as prima facie evidence in connection with the Company’s debts to the Bank.

5.	The provisions of this letter will bind all of the parties signed hereon, even in the event that some of the Company’s shareholders or the controlling shareholders thereof have not signed it.

Our undertakings as stated above will be in force as long as the Bank is owed or will be owed from the Company any amounts on account of the credit loans and/or other bank services, existing currently or that will exist in the future, and/or as long as the various undertakings and guarantees of the Company towards the Bank or towards it are valid.

BOS Ltd. Better Online Solutions [Signatures]
BOS Better Online Solutions Ltd.

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Form of Subordination Letters of BOS-Dimex Ltd.

[Translated from Hebrew]

"B"

Letter of Subordination and Additional Undertakings for the Company’s Signature

To:	Date: January 14, 2016
Bank Leumi Le’Israel Ltd.

Whereas,	from time to time, as the Bank sees fit and as per our request, you agree to provide or allocate to us, the undersigned corporation (the “Company”), credit and/or other bank services in amounts and under the terms agreed upon or that will be agreed upon by the Bank and the Company; and

Whereas,	The Bank has received and/or will receive from the Company various undertakings and guarantees towards the Bank or for its benefit; and

Whereas,	As one of the conditions for providing the credit and/or other bank services as stated, the Bank has requested that we sign this document, and we have agreed to the same; and

Whereas,	the shareholders in the Company and/or holders of controlling interest in the Company had declared and undertook towards the Bank pursuant to a similar letter of subordination marked as “A”;

Therefore, we the undersigned hereby declare and undertake towards you as follows:

For the purpose of this document, the following terms will have the meanings beside them:

“Corporations under the control of the shareholders” – any company or other corporation that is, at the time of the signing of this letter or that in the future will be, under the control of any of the shareholders or any of the holders of controlling interests in the Company that declared and undertook towards the Bank pursuant to a similar letter of subordination marked as “A”.

“Subsidiary company”, “control” “family member” “personal interest” – as per their definition in the Securities Law 5728- 1968 as will be valid from time to time.

“The shares of the company” includes also securities that can be converted into company shares as well as securities that can be realized via shares in the company.

1.	We shall not pay in any form or manner whatsoever, either directly or indirectly, to any of our stockholders or any of the holders of controlling interest among us who obligated themselves towards you as aforesaid, and/or to a family member of any of them and/or to corporations under the control of any of them and/or to another third party who will supplant them or act on their behalf, any amount from or on account of capital deeds that the Company has issued and/or will issue for its stockholders or holders of controlling interest and/or from or on account of loans provided and/or that will be provided to the Company, including payments of principal, interest, fees and expenses (all of the aforesaid amounts are hereinafter: the “Loans”) all without receiving the Bank’s prior written approval.

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Likewise we will not pay and we will not obligate to pay in any form or manner whatsoever either directly or indirectly, from the company (from its profit or its capital or from any source whatsoever) dividends (as defined in the Companies Law 5759-1999 as may be amended from time to time) or interest or management fees or indemnification fees or compensation fees or consultancy fees or amounts of money or monetary equivalents (these amounts will be called below “Dividends”) to our shareholders or to the holders of controlling interest among us, irrespective of whether they obligated themselves towards you according to the undertaking marked “A” or not, and/or to a family member of any of them, and/or to companies or corporations where one of our shareholders is a stakeholder in them and/or to any third party whatsoever who shall replace any of the aforesaid or act on his behalf, all without receiving the Bank’s prior written approval.

Without derogating from the generality of the above, it is hereby clarified, for the avoidance of doubt alone, that within our undertaking as stated above, we will not provide and we will not obligate to provide, in any form or manner whatsoever either directly or indirectly, to any of our stockholders or any of the holders of controlling interest among us who obligated themselves towards you as aforesaid, and/or to a family member of any of them and/or to corporations under the control of any of them and/or to another third party who will supplant them or act on their behalf, any credit and/or any assistance in the receipt of credit and/or guarantees in favor of any of them, without the Bank’s prior written consent.

Notwithstanding the above, as long as B.O.S. Better Online Solutions Ltd., the controlling shareholder of the Company (the “Parent Company”) is a reporting corporation as defined in the Companies Law, 5759-1999, and as long as no event occurs that grants the Bank the right to call debts of the Company towards it for immediate repayment, the Company may distribute Dividends and/or repay the Loans and/or provide loans to the Parent Company, subject to the provisions of the Companies Law and the law, in an aggregate amount (of Dividends in addition to payment and/or receipt of Loans) that does not exceed, in any calendar year, the amount appearing on the table below on the line for the same year, provided that the funds that the shareholders of the Company receive in accordance with this Section is used by the Parent Company to cover up to 50% of the expenses actually paid (cash flow) by the Parent Company in the same calendar year alone, as they appear in the annual audited and quarterly financial statements of the Parent Company, which are presented to the Bank upon their publication each quarter, with respect to the previous quarter, in addition to approval from the auditor or reviewer (as applicable) regarding the amount of the aforesaid expenses.

The following are the excluded amounts (in USD thousands):

Year	Amount
2016	256.0
2017	256.0
2018	256.0

2.	Should any demand whatsoever be made by our shareholders and/or by any other party from the aforesaid, for any payment on account of the amounts of the Loans or Dividends or with reference to them, we will inform you of this immediately and upon your request we will coordinate with you actions to cancel the demand for payment.

3.	The Company undertakes not to purchase, not to provide financing for the purchase and not to undertake to purchase or to provide financing for the purchase of Company securities, in any form or manner whatsoever including and without derogating from the generality of the aforesaid by providing a guarantee, either directly or indirectly, by the Company or by its subsidiary company or by a corporation under its control, without receiving the prior written consent of the bank.

4.	For the avoidance of doubt alone, it is being clarified that, if for any reason whatsoever, we should violate the obligations under this letter, all or some of them, then in addition to any other relief that you will be entitled to under any law or as a result of any other obligation towards you included or that will be included in another document, you will be entitled to call for the immediate payment of all or part of the amounts that are due to you or will be due to you from us, directly and/or indirectly at that time, whether their payment date has arrived by that time or not, and collect them from us with the addition of any amount that in your opinion will suffice to cover the losses and/or the expenses that you will incur as a result of a call for immediate payment as aforesaid.

5.	Our undertakings as stated above will be in force as long as the Bank is owed or will be owed from the Company any amounts on account of the credit loans and/or other bank services, existing currently or that will exist in the future, and/or as long as the various undertakings and guarantees of the Company towards the Bank or on its behalf are valid.

BOS-Dimex Ltd. [Signatures]
BOS-Dimex Ltd.

4

Form of Subordination Letters of BOS-Odem Ltd.

[Translated from Hebrew]

"B"

Letter of Subordination and Additional Undertakings for the Company’s Signature

To:	Date: January 14, 2016
Bank Leumi Le’Israel Ltd.

Whereas,	from time to time, as the Bank sees fit and as per our request, you agree to provide or allocate to us, the undersigned corporation (the “Company”), credit and/or other bank services in amounts and under the terms agreed upon or that will be agreed upon by the Bank and the Company; and

Whereas,	The Bank has received and/or will receive from the Company various undertakings and guarantees towards the Bank or for its benefit; and

Whereas,	As one of the conditions for providing the credit and/or other bank services as stated, the Bank has requested that we sign this document, and we have agreed to the same; and

Whereas,	the shareholders in the Company and/or holders of controlling interest in the Company had declared and undertook towards the Bank pursuant to a similar letter of subordination marked as “A”;

Therefore, we the undersigned hereby declare and undertake towards you as follows:

For the purpose of this document, the following terms will have the meanings beside them:

“Corporations under the control of the shareholders” – any company or other corporation that is, at the time of the signing of this letter or that in the future will be, under the control of any of the shareholders or any of the holders of controlling interests in the Company that declared and undertook towards the Bank pursuant to a similar letter of subordination marked as “A”.

“Subsidiary company”, “control” “family member” “personal interest” – as per their definition in the Securities Law 5728- 1968 as will be valid from time to time.

“The shares of the company” includes also securities that can be converted into company shares as well as securities that can be realized via shares in the company.

1.	We shall not pay in any form or manner whatsoever, either directly or indirectly, to any of our stockholders or any of the holders of controlling interest among us who obligated themselves towards you as aforesaid, and/or to a family member of any of them and/or to corporations under the control of any of them and/or to another third party who will supplant them or act on their behalf, any amount from or on account of capital deeds that the Company has issued and/or will issue for its stockholders or holders of controlling interest and/or from or on account of loans provided and/or that will be provided to the Company, including payments of principal, interest, fees and expenses (all of the aforesaid amounts are hereinafter: the “Loans”) all without receiving the Bank’s prior written approval.

5

Likewise we will not pay and we will not obligate to pay in any form or manner whatsoever either directly or indirectly, from the company (from its profit or its capital or from any source whatsoever) dividends (as defined in the Companies Law 5759-1999 as may be amended from time to time) or interest or management fees or indemnification fees or compensation fees or consultancy fees or amounts of money or monetary equivalents (these amounts will be called below “Dividends”) to our shareholders or to the holders of controlling interest among us, irrespective of whether they obligated themselves towards you according to the undertaking marked “A” or not, and/or to a family member of any of them, and/or to companies or corporations where one of our shareholders is a stakeholder in them and/or to any third party whatsoever who shall replace any of the aforesaid or act on his behalf, all without receiving the Bank’s prior written approval.

Without derogating from the generality of the above, it is hereby clarified, for the avoidance of doubt alone, that within our undertaking as stated above, we will not provide and we will not obligate to provide, in any form or manner whatsoever either directly or indirectly, to any of our stockholders or any of the holders of controlling interest among us who obligated themselves towards you as aforesaid, and/or to a family member of any of them and/or to corporations under the control of any of them and/or to another third party who will supplant them or act on their behalf, any credit and/or any assistance in the receipt of credit and/or guarantees in favor of any of them, without the Bank’s prior written consent.

Notwithstanding the above, as long as B.O.S. Better Online Solutions Ltd., the controlling shareholder of the Company (the “Parent Company”) is a reporting corporation as defined in the Companies Law, 5759-1999, and as long as no event occurs that grants the Bank the right to call debts of the Company towards it for immediate repayment, the Company may distribute Dividends and/or repay the Loans and/or provide loans to the Parent Company, subject to the provisions of the Companies Law and the law, in an aggregate amount (of Dividends in addition to payment and/or receipt of Loans) that does not exceed, in any calendar year, the amount appearing on the table below on the line for the same year, provided that the funds that the shareholders of the Company receive in accordance with this Section is used by the Parent Company to cover up to 50% of the expenses actually paid (cash flow) by the Parent Company in the same calendar year alone, as they appear in the annual audited and quarterly financial statements of the Parent Company, which are presented to the Bank upon their publication each quarter, with respect to the previous quarter, in addition to approval from the auditor or reviewer (as applicable) regarding the amount of the aforesaid expenses.

The following are the excluded amounts (in USD thousands):

Year	Amount
2016	256.0
2017	256.0
2018	256.0

2.	Should any demand whatsoever be made by our shareholders and/or by any other party from the aforesaid, for any payment on account of the amounts of the Loans or Dividends or with reference to them, we will inform you of this immediately and upon your request we will coordinate with you actions to cancel the demand for payment.

3.	The Company undertakes not to purchase, not to provide financing for the purchase and not to undertake to purchase or to provide financing for the purchase of Company securities, in any form or manner whatsoever including and without derogating from the generality of the aforesaid by providing a guarantee, either directly or indirectly, by the Company or by its subsidiary company or by a corporation under its control, without receiving the prior written consent of the bank.

4.	For the avoidance of doubt alone, it is being clarified that, if for any reason whatsoever, we should violate the obligations under this letter, all or some of them, then in addition to any other relief that you will be entitled to under any law or as a result of any other obligation towards you included or that will be included in another document, you will be entitled to call for the immediate payment of all or part of the amounts that are due to you or will be due to you from us, directly and/or indirectly at that time, whether their payment date has arrived by that time or not, and collect them from us with the addition of any amount that in your opinion will suffice to cover the losses and/or the expenses that you will incur as a result of a call for immediate payment as aforesaid.

5.	Our undertakings as stated above will be in force as long as the Bank is owed or will be owed from the Company any amounts on account of the credit loans and/or other bank services, existing currently or that will exist in the future, and/or as long as the various undertakings and guarantees of the Company towards the Bank or on its behalf are valid.

BOS-Odem Ltd. [Signatures]
BOS-Odem Ltd.

6